                                                                   EXHIBIT 10.18

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                        PLEASE COMPLETE AND RETURN TWO
         COPIES OF THIS AGREEMENT TOGETHER WITH YOUR SIGNED PROXY AND
                 YOUR CHECK TO THE COMPANY BY AUGUST 36, 1991.
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                                 JETFAX, INC.

                   Subscription and Stock Purchase Agreement for Shares of series D and Series E Preferred Stock Plus Warrants
   Pursuant to Right of First Purchase as Holder of Series A Preferred Stock


Name of Series A Preferred Stockholder ("Purchaser"):



Maximum Number of Shares of Series D Preferred Stock
  Offered to Purchase at $1.62 per share (1)(2):



Maximum Number of Shares of Series E Preferred Stock
  Offered to Purchaser at $2.15 per share(1):



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(1) For each three shares of Series D Preferred Stock or series E Preferred Stock purchased hereby, Purchaser will receive a warrant to purchase one share of Series E Preferred Stock (rounded to the nearest whole share) at an initial exercise price of $2.75 per share (subject to anti-dilution adjustments), which warrant expires February 15, 1994.

(2) For each share of Series D Preferred Stock purchased hereby, Purchaser will be granted an option to acquire .7535 shares of Series E Preferred Stock (rounded to the nearest whole share) at a price of $2.15 per share provided such option is exercised on or prior to February 15, 1992. In the event such option is exercised in full or in part, Purchaser shall receive warrants described in footnote (`1) hereof in the ratio of one warrant for every three shares of Series E Preferred Stock purchased.

     1.  Subscription.  Purchaser hereby subscribes for, and agrees to purchase
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the number of shares of Series D Preferred Stock ("Series D Stock") of JetFax, Inc. (The "Company") and/or Series E Preferred Stock of the Company ("Series E Stock") as set forth in the space provided on the signature page below for the above-referenced purchase price; provided that such subscription cannot exceed the maximum number of shares offered as set forth above. The Series D Stock and Series E Stock being subscribed for hereby is herein referred to as the "Stock." In the event this subscription is accepted by the Company, Purchaser shall also be entitled to the warrants and options described in footnotes 91) and(2) above on such terms and in such amounts as described herein. The undersigned hereby tender this Subscription and Stock Purchase Agreement (the "Agreement") with a personal or bank check in the amount of the aggregate subscription amount payable to the order of "JetFax, Inc."

     The Company shall have the right to accept or reject this subscription, in whole or in part, and this subscription shall be deemed to be accepted by the Company only by execution of this Agreement. No subscription will be accepted unless and until the proposed transaction with Ailicec California Corporation is substantially consummated, which, assuming certain stockholder proposals are adopted, is expected to occur shortly after the 1991 Annual Meeting of Stockholders of the Company scheduled for August 9, 1991. Any check tendered as payment for the subscription amount for the Stock shall not be negotiated by the Company unless and until this subscription is accepted by the Company. In the event his subscription is not accepted, the check will be promptly returned to the undersigned.

     This subscription shall be irrevocable and shall survive death, disability, dissolution, liquidation or bankruptcy of Purchaser, subject, however, to all of the terms, provisions and conditions set forth herein.


     2.  Purchaser Representations.  Purchaser represents the following to the
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Company:

          (a) Purchaser has full power and authority to enter into this Agreement, and to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement is a legal, valid and binding obligation of such Purchaser, enforceable against the purchaser in accordance with its terms.

          (b) Purchaser recognizes that an investment in the Company is a speculative investment involving a high degree of risk.

          (c) Purchaser has adequate net worth and means of providing for current needs and possible personal contingencies, and has no need, and anticipates no need in the foreseeable future, to sell the Stock (or the Common Stock issuable upon conversion) for which such Purchaser hereby subscribes. Purchaser is able to bear the economic risk of this investment and, consequently, without limiting the generality of the foregoing, is able to hold the Stock (and the Common Stock issuable upon conversion) for an indefinite period of time and has a sufficient net worth to sustain a loss of the entire investment in the Company in the event such loss should occur.

          (d) Purchaser is acquiring the Stock for his own account for investment and not for the benefit of any other person or with a view toward resale or redistribution in a manner which would require registration under the 1933 Act, and such Purchaser does not now have any reason to anticipate any change in circumstances or other particular occasion or event which would cause such Purchaser to sell the Stock (or the Common Stock issuable upon conversion).

          (e) Purchaser acknowledges that there are substantial restrictions on the transferability of the Stock (and the Common Stock issuable upon the conversion thereof). Since the Preferred Stock (and the Common Stock issuable upon conversion thereof) will not be, and, except as provided in this Agreement, the Purchaser has no right to require that they be, registered under the 1933 Act or qualified pursuant to applicable state securities law, the Stock (and the Common Stock issuable upon conversion thereof) may not be, and Purchaser agrees that they shall not be, sold unless such sale is exempt from such registration under the 1933 Act and any other applicable state securities law or regulation. Each Purchaser further acknowledges that the Company is under no obligation to aid me in obtaining any exemption from the registration requirements. Purchaser acknowledges that Purchaser shall be responsible for compliance with all conditions on transfer imposed by any securities administrator of any state and for any expenses incurred by the Company for legal or accounting services in connection with reviewing such a proposed transfer and/or issuing opinions in connection therewith.

          (f) Purchaser has received and reviewed (i) a JetFax letter to Holders of Series A Preferred Stock dated July 15, 1991, (ii) the Notice of Meeting and Proxy statement related to the Company's 1991 Annual Meeting ("proxy Statement) and (iii) the Company's Annual Report for the year ended march 31, 1991, all of which having been mailed by the Company to you as a holder of Series A preferred Stock. Purchase is familiar with the proposed terms of the Series D Stock and Series E Stock. Purchaser has received and reviewed all information concerning the

Company (including financial information) that Purchaser considers necessary or desirable to make an informed business judgment concerning the risks and merits of further investment in the Company.

     3.  Registration Rights and Restrictions on Transfer.   Upon issuance of
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the Stock to Purchaser pursuant hereto, the Company and the Purchaser agrees that Purchaser shall have the same registration rights, and be subject to the same restrictions on transfer (other than any right of repurchase by the Company), with respect to such shares of Preferred Stock purchased hereunder (and the Common Stock issuable upon conversion thereof) as such Purchaser has, or is subject to, with respect to shares of Series A Preferred Stock first purchased by purchaser and currently held by such purchaser and the terms of such registration rights and restrictions on transfer (including any agreement to restrict transfer for a limited period of time after a public offering of any shares of the Company, but not including any right of the Company to repurchase such shares In the event of proposed transfer) previously granted to Purchaser in any stock purchase agreement pursuant to which Purchaser first acquired Series A Preferred Stock are incorporated herein by reference.

     4.  Purchaser Information.
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                         PLEASE COMPLETE THE FOLLOWING

     Purchaser represents and warrants to the Company that the answers to the following questions are true and correct and that the Company may rely on such answers in deciding whether to accept this subscription.

     1. Purchaser is [_] a natural person, [_] a trust, [_] a corporation, [_] a partnership, [_] other (please specify)____________________.

     2.   State principal occupation of person executing this Agreement:

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     3. Purchaser has a net worth (if an individual, together with spouse and including home, furnishings and automobiles) of:

                 (check whichever statement is applicable)

          [_]    less than or equal to $1,000,000; or

          [_]    more than $1,000,000 but less than $5,000,000;  or

          [_]    more than $5,000,000.

     4. Purchaser's investment in the Company [_] is [_] is not more than 20% of the undersigned's net worth (including home, furnishings and automobiles).

     5. If Purchaser is an individual, the Purchaser had an individual income* in each of the last two years of:

                 (check whichever statement is applicable)

          [_]    less than $200,000; or

          [_]    more than $200,000.

     6. If Purchaser is an individual, the Purchaser reasonably expects to have an individual income* in the current year of:

                 (check whichever statement is applicable)

          [_]    less than $200,000; or

          [_]    more than $200,000.

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* Individual income is calculated for any year as follows: (i) individual adjusted gross income (as reported on Subscriber's federal income tax return), plus (ii) any deductions for long-term capital gain under Section 1202 of the Internal Revenue Code of 1954 (the "Code"), plus (iii) any deductions for depletion under Sections 611 et seq. of the Code, plus (iv) any exclusion for interest under Section 103 of the Code, plus (v) any losses of a limited partnership allocated to Subscriber (as a limited partner) as reported on Schedule E of Form 1040.
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     7. If Purchaser is an individual and married, Purchaser had joint income* with his or her spouse in each of the last two years of:

                 (check whichever statement is applicable)

          [_]    less than or equal to $300,000; or

          [_]    more than $300,000.

     8. If Purchaser is an individual and married, Purchaser reasonably expects to have joint income* with his or her spouse and joint income in the current year of:

                 (check whichever statement is applicable)

          [_]    less than or equal to $300,000; or

          [_]    more than $300,000.

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* Joint income is calculated for any year as follows: (i) adjusted gross income (as reported on Subscriber's and his or her spouse's federal income tax return), plus (ii) any deductions for long-term capital gain under Section 1202 of the Internal Revenue Code of 1954 (the "Code"), plus (iii) any deductions for depletion under Sections 611 et seq. of the Code, plus (iv) any exclusion for interest under Section 103 of the Code, plus (v) any losses of a limited partnership allocated to Subscriber and his or her spouse (as a limited partner) as reported on Schedule E of Form 1040.
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              PLEASE SIGN, DATE AND FURNISH THE BOXED INFORMATION

     IN WITNESS WHEREOF, the undersigned has executed this Subscription and Stock Purchase Agreement as of this ____ day of July, 1991.

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Amount of Subscription                         Amount of Subscription
for Series D Shares:                           for Series E Shares:



$_______________                               $_______________


($1.62 for each share of Series D Preferred    ($2.15 for each share of Series E Preferred
Stock plus Warrants).                          Stock plus Warrants.)
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                                     -----------------------------------
                                         Signature of Purchaser


                                     Title (if executing for an entity):

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ACCEPTED this ____day of August, 1991.


                                     JETFAX, INC.

                                     By:
                                         --------------------------------
                                                     President